Exhibit 5.1

29 October 2024

SRIVARU Holding Limited

c/o Amicorp Cayman Fiduciary Limited

3rd Floor, Genesis House

Unit 18, Genesis Close

George Town, P.O. Box 10655

Grand Cayman KY1 – 1006

Cayman Islands

Dear Sirs

Re: SRIVARU Holding Limited (the “Company”)

We have acted as special legal counsel in the Cayman Islands to the Company in connection with the Company’s Registration Statement on Form F-1 initially filed with the Securities and Exchange Commission in the United States (“SEC”) on 30 September 2024 (as amended) and by registration statement on Form F-1/MEF filed with the SEC on 29 October 2024 (the “Registration Statement”) relating to the Company’s registration of (A) an aggregate of up to 106,250,000 units (“Units”) at the applicable offering price, each Unit consisting of (i) one ordinary share of the Company, par value $0.01 each per share (the “Ordinary Shares”) or one pre-funded warrant (a “Pre-Funded Warrant”), with each Pre-Funded Warrant entitling the holder to purchase one Ordinary Share at an exercise price of $0.001 per share, and (ii) one warrant (a “Warrant”), with each Warrant entitling the holder to purchase one Ordinary Share at an exercise price of $0.096 per share, which can be exercisable for two Ordinary Shares pursuant to an alternative cashless exercise provision, subject in each case to the underwriters’ over-allotment option; and (B) up to 212,500,000 Ordinary Shares (the “Warrant Shares”) to be issued upon the exercise of the Warrants, subject in each case to the underwriters’ over-allotment option, (the Units, Ordinary Shares, Pre-Funded Warrants, Warrants and Warrant Shares are collectively, the “Registered Securities”), in each case, pursuant to an underwriting agreement (the “Underwriting Agreement”) to be executed by the Company and Maxim Group LLC (as representative of the underwriters), all as more particularly defined and described in the Registration Statement.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined copies of:

(i)	the Registration Statement;

(ii)	the certificate of incorporation of the Company dated 16 June 2021 and the amended and restated memorandum and articles of association of the Company adopted on 27 June 2024 and effective on 2 August 2024;

(iii)	the unanimous written resolutions of the directors of the Company dated 28 October 2024 (the “Resolutions”);

(iv)	a Certificate of Good Standing (the “Certificate of Good Standing”) dated 29 October 2024 issued by the Registrar of Companies in the Cayman Islands in relation to the Company;

(v)	the form of Underwriting Agreement;

(vi)	the form of warrant agency agreement to be executed by the Company and VStock Transfer, LLC in connection with the Warrants (the “Warrant Agreement”);

(vii)	the form of Pre-Funded Warrant;

(viii)	the form of Warrant; and

(ix)	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

2.	ASSUMPTIONS

We have assumed:

(i)	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

(ii)	the accuracy and completeness of all factual representations made in the Registration Statement, Underwriting Agreement, Warrant Agreement, form of Pre-Funded Warrant, form of Warrant and other documents reviewed by us;

(iii)	that the resolutions contained in the Resolutions were passed by unanimous written resolutions of the directors of the Company, remain in full force and effect and have not been and will not be rescinded or amended;

(iv)	the legality, validity and binding effect under the laws of the State of New York (the “Foreign Laws”) of the Underwriting Agreement, the Warrant Agreement, the form of Pre-Funded Warrant and the form of Warrant, which are expressed to be governed by the Foreign Laws, in accordance with their respective terms;

(v)	the validity and binding effect under the Underwriting Agreement, the Warrant Agreement, the form of Pre-Funded Warrant and the form of Warrant of the submission by the Company to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan (the “Foreign Courts”);

(vi)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any shares of the Company;

(vii)	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

(viii)	that at the time of issuance, any Ordinary Shares and Warrant Shares shall be issued by the Company against payment in full, which shall be equal to at least the par value thereof, and shall be duly registered in the Company’s register of members;

(ix)	that the Company will have sufficient authorised share capital to effect the issue of any Ordinary Shares and/or Warrant Shares at the time of issuance;

(x)	the capacity, power and authority of all parties other than the Company to enter into and perform their obligations under any and all documents entered into by such parties in connection with the issuance of the Registered Securities, and the due execution and delivery thereof by each party thereto;

(xi)	the effectiveness under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with and declared effective by the SEC;

(xii)	that the Registration Statement declared effective by the SEC will be in substantially the same form as the copy examined by us for the purposes of this opinion;

(xiii)	there are no records of the Company, agreements, documents or arrangements other than the documents expressly referred to herein as having been examined by us which materially affect, amend or vary the transactions envisaged in the documents or restrict the powers and authority of the directors of the Company in any way or which would affect any opinion given herein;

(xiv)	that each of the documents reviewed by us are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under all relevant laws (other than, with respect to the Company, the laws of the Cayman Islands);

(xv)	that there is no contractual or other prohibition or restriction (other than as arising under Cayman Islands law) binding on the Company prohibiting or restricting it from entering into and performing its obligations under the documents reviewed by us;

(xvi)	the offering of the Units and the transactions contemplated thereunder complies with the requirements of the applicable rules of the Nasdaq Global Market; and

(xvii)	where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention.

3.	QUALIFICATIONS

(i)	The term “enforceable” as used in this opinion means that an obligation is of a type which the courts of the Cayman Islands enforce. It does not mean that those obligations will be enforced in all circumstances. In particular, the obligations of the Company in connection with any Registered Security and any indenture or other agreement or document relating thereto:

(a)	will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganisation, amalgamation, merger, consolidation, moratorium, bribery, corruption, money laundering, terrorist financing, proliferation financing or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors as well as applicable international sanctions;

(b)	will be subject to statutory limitation of the time within which proceedings may be brought;

(c)	will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available;

(d)	may not be given effect to by a Cayman Islands court if and to the extent they constitute the payment of an amount which is in the nature of a penalty; and

(e)	may not be given effect by a Cayman Islands court to the extent that they are to be performed in a jurisdiction outside the Cayman Islands and such performance would be illegal under the laws of that jurisdiction. Notwithstanding any contractual submission to the exclusive or non-exclusive jurisdiction of specific courts, a Cayman Islands court has inherent discretion to stay or allow proceedings in the Cayman Islands against the Company if there are other proceedings simultaneously underway against the Company in another jurisdiction.

(ii)	We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands.

(iii)	This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

(iv)	This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Registered Securities by the Company and is not to be relied upon in respect of any other matter.

4.	OPINIONS

On the basis of and subject to the foregoing, we are of the opinion that:

(i)	The Company is duly incorporated and existing under the laws of the Cayman Islands and, based on the Certificate of Good Standing, is in good standing. Pursuant to the Companies Act of the Cayman Islands (the “Act”), a company is deemed to be in good standing if all fees and penalties under the Act have been paid and the Registrar of Companies has no knowledge that the Company is in default under the Act.

(ii)	The issue of each of the Registered Securities has been duly authorised and, when issued and paid for in accordance with the Resolutions, the Underwriting Agreement, the Warrant Agreement, the form of Pre-Funded Warrant, the form of Warrant and the Registration Statement, as applicable, and entered on the register of members of the Company (insofar as it relates to the Ordinary Shares and the Warrant Shares), the Registered Securities will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such Registered Securities).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforceability of Civil Liabilities Under U.S. Securities Law” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

Conyers Dill & Pearman LLP

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